Exhibit 99.1

Sean Wallace to Join AST SpaceMobile as New Chief Financial Officer

MIDLAND, Texas—(BUSINESS WIRE)—April 29, 2022—AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network designed to be accessible directly by standard mobile phones, today announced the appointment of Sean Wallace as Executive Vice President and Chief Financial Officer. Wallace will assume his new role effective May 10, 2022.

Wallace brings decades of diverse financial experience across emerging markets, capital markets and international telecommunications operations to AST SpaceMobile’s executive team. He most recently served as Chief Financial Officer and Treasurer for Cogent Communications, one of the leading internet service providers in the world with operations in 50 countries. In that role, his responsibilities focused on capital raising, evaluating strategic opportunities as well as financial planning and analysis. Wallace is a graduate of Harvard College and Harvard Business School.

“I am honored to join this amazing team and excited to help lead the company through its next phase of growth – with a mission of eliminating the connectivity gaps faced by today’s five billion mobile subscribers,” said Sean Wallace.

Wallace joins the Company as it prepares for the planned summer 2022 launch of BlueWalker 3, its test satellite with an aperture of 693 square feet that is designed to communicate directly with cell phones via 3GPP standard frequencies. Wallace replaces Tom Severson, following his planned retirement.

“Sean is a strong addition to the company,” said AST SpaceMobile Founder, Chairman and CEO Abel Avellan. “I’m extremely proud to add Sean to our executive management team. Finding Sean was part of a careful long search that allowed our current CFO, Tom Severson, the opportunity to retire at this time. We are incredibly grateful to Tom for his years of service and his contributions to the company.”

Additional Information on Sean Wallace

Sean Wallace most recently served as Vice President, Chief Financial Officer and Treasurer for Cogent Communications, a position he has held since May 2020. Wallace has over 30 years of experience in finance, telecom banking and other public company management positions. Wallace was an investor and operator of industrial real estate projects from 2015 to 2020. From 2008 to 2015, he was a senior manager at Standard Chartered Bank, where he led their Corporate Finance and Wholesale Origination efforts on a global basis. In addition, from 1998 to 2007, he worked at J.P. Morgan, where his roles included being Co-Head of their Investment Banking operations in the Asia Pacific region as well as leading their North American Telecom Banking efforts.

###

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on Facebook, Twitter, LinkedIn and YouTube. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, statements concerning AST SpaceMobile’s expectations with respect to future performance and market size.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the proxy statement, including those under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Definitive Proxy Statement relating to the business combination. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

AST SpaceMobile

Investor:

Scott Wisniewski

investors@ast-science.com

Media:

Brandyn Bissinger

press@ast-science.com

+1 866 845 6521